UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015 (October 13, 2015)

MERGE HEALTHCARE INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33006	39-1600938
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 North Orleans Street, 1st Floor Chicago, Illinois 60654 (Address of principal executive offices, including zip code) Registrant’s telephone number, including area code: (312) 565-6868

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the closing of the Merger (as defined below) on October 13, 2015, all outstanding obligations in respect of principal, interest, and fees under that certain Credit Agreement (the “Credit Agreement”), dated April 29, 2014, by and among Merge Healthcare Incorporated (“Merge”), as borrower, certain subsidiaries of Merge, as subsidiary guarantors, the lenders party thereto from time to time and Guggenheim Corporate Funding, LLC, as administrative agent for the lenders and as lead arranger and collateral agent were repaid and the Credit Agreement was terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed on Merge’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 12, 2015, Merge, a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 6, 2015, with International Business Machines Corporation (“IBM”) and Datong Acquisition Corp. (“Sub”), a wholly owned subsidiary of IBM. On October 13, 2015, at a special meeting of Merge’s stockholders held in Chicago, Illinois (the “Special Meeting”), Merge’s stockholders approved the adoption of the Merger Agreement. On October 13, 2015, following the Special Meeting and in accordance with the Merger Agreement and the Delaware General Corporation Law, Sub merged with and into Merge (the “Merger”), with Merge continuing as the surviving corporation after the Merger and becoming a wholly owned subsidiary of IBM.

Under the terms of the Merger Agreement, at the effective time of the Merger, each share of (i) common stock of Merge, $0.01 par value per share (“Merge Common Stock”), issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $7.13 in cash (the “Common Stock Merger Consideration”) and (ii) Series A Convertible Preferred Stock of Merge, $0.01 par value per share (“Merge Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $1500.00 in cash; in each case, without interest and less any applicable withholding taxes.

Under the Merger Agreement, equity awards exercisable or convertible into shares of Merge Common Stock were either canceled and converted into a right to receive a cash payment or, in some cases, converted into comparable awards for common stock of IBM, as described in more detail below.

Stock options to acquire Merge Common Stock outstanding and unexercised at the effective time of the Merger were treated in one of the following manners:

●	Each option (i) to the extent vested (or vesting in connection with the Merger), or (ii) held by any of Merge or its subsidiaries’ nonemployee directors, consultants or independent contractors (whether vested or unvested), was canceled at the effective time of the Merger and the holder thereof was entitled to receive in consideration for such cancelation an amount in cash, without interest and less any applicable withholding taxes, equal to the product of the number of shares of Merge Common Stock that were subject to such option and the excess, if any, of the Common Stock Merger Consideration over the exercise price per share of the Merge Common Stock subject to such option. Each outstanding option to acquire shares of Merge Common Stock (whether vested or unvested) that had an exercise price per share greater than or equal to the Common Stock Merger Consideration was canceled for no consideration.

●	Any option not described above was converted into an option to acquire, on substantially the same terms and conditions as were applicable to such option prior to the Merger, shares of common stock of IBM. The number of shares of common stock of IBM underlying such option was determined by multiplying the number of shares of Merge Common Stock underlying such option by an exchange ratio, which was determined by dividing an amount equal to the Common Stock Merger Consideration by the average closing price of a share of IBM’s common stock on the 20 trading days immediately prior to the effective time of the Merger, rounded down to the nearest whole share of IBM’s common stock. The exercise price per share of such option was determined by dividing the exercise price of such option prior to the Merger by the exchange ratio described above, rounded up to the nearest whole cent.

Restricted shares that were outstanding at the effective time of the Merger were treated in one of the following manners:

●	Each restricted share that was held by a non-employee director, consultant or independent contractor of Merge or any of its subsidiaries was canceled at the effective time of the Merger and was converted into the right to receive in consideration for such cancelation a cash payment equal to the Common Stock Merger Consideration, less applicable tax withholdings.

●	Any restricted share not described above held by employees of Merge or any of its subsidiaries was canceled at the effective time of the Merger and IBM will pay to each holder of restricted shares canceled in this manner a cash payment equal to the Common Stock Merger Consideration multiplied by the number of such restricted shares that would have vested or in respect of which Merge’s right to repurchase such restricted shares would have lapsed, within 20 business days after the date or dates on which such vesting or lapse of restriction would have occurred had such restricted shares not been canceled and converted into a right to receive a cash payment, subject to such holder’s continued employment at IBM or any of its affiliates through the applicable date at which such restricted shares would have vested or in respect of which Merge’s right to repurchase such restricted shares would have lapsed.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to Merge’s Current Report on Form 8-K filed with the SEC on August 12, 2015 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on October 13, 2015, Merge notified the NASDAQ Global Market (the “NASDAQ”) of the consummation of the Merger and requested that trading in Merge Common Stock be suspended and that Merge Common Stock be withdrawn from listing on the NASDAQ as of the close of market on October 13, 2015. The NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister Merge Common Stock. As a result, Merge Common Stock will no longer be listed or trade on the NASDAQ. Merge intends to file a Form 15 with the SEC to request the deregistration of Merge Common Stock under Section 12(g) of the Exchange Act and suspension of Merge’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02. Unregistered Sales of Equity Securities.

On October 13, 2015, prior to the completion of the Merger, Guggenheim Private Debt Master Fund, LLC, Guggenheim Private Debt Fund Note Issuer, LLC, NZC Guggenheim Fund, LLC, Maverick Enterprises, Inc. and Verger Capital Fund LLC (collectively, the “Investors”) exercised their option to convert an aggregate of 50,000 shares of Merge Preferred Stock.  Pursuant to the certificate of designation establishing the Merge Preferred Stock, each share of Merge Preferred Stock converted into a number of shares of Merge Common Stock calculated by dividing (i) the liquidation value of $1,000 per share of Merge Preferred Stock plus the accrued but unpaid dividends on the Merge Preferred Stock by (ii) the conversion price of $4.14.  As a result, on October 13, 2015, prior to the completion of the Merger, Merge issued 12,113,855 shares of Merge Common Stock to the Investors.

The above-mentioned issuances were an exchange of securities with existing stockholders, and were exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 3.03. Material Modification to Rights of Security Holders.

The information disclosed in Item 2.01 and Item 5.03 is hereby incorporated by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, Sub merged with and into Merge with Merge continuing as the surviving corporation after the Merger and Merge became a wholly owned subsidiary of IBM. The aggregate amount of consideration paid pursuant to the transactions contemplated by the Merger Agreement was approximately $1 billion, funded by IBM through cash on hand.

The information disclosed in Item 2.01 is hereby incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the effectiveness of the Merger, (i) each of the seven directors of Merge (Michael P. Cole, Justin C. Dearborn, William J. Devers Jr., Michael W. Ferro, Jr., Matthew M. Maloney, Richard A. Reck and Neele E. Sterns, Jr.) voluntarily resigned from the board of directors of Merge and any committees on which they served and (ii) each of Justin C. Dearborn, Chief Executive Officer, Steven M. Oreskovich, Chief Financial Officer and Chief Accounting Officer, Nancy J. Koenig, Chief Operating Officer, Steven F. Tolle, Chief Strategy Officer and Antonia A. Wells, President, International and Chief of Research and Development, voluntarily resigned as officers (but not employees) of Merge.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon the effectiveness of the Merger, the certificate of incorporation and the bylaws of Merge were each amended and restated in their entirety. The amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

Date: October 14, 2015	By:	/s/ Justin Dearborn
Name: Justin Dearborn
Title: President

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated August 6, 2015, by and among International Business Machines Corporation (“IBM”), Datong Acquisition Corp., a wholly owned subsidiary of IBM, and Merge Healthcare Incorporated, filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2015 and incorporated herein by reference

3.1	Amended and Restated Certificate of Incorporation of Merge Healthcare Incorporated
3.2	Amended and Restated Bylaws of Merge Healthcare Incorporated